UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-KA
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2016
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
The Registrant is filing this Amendment No. 1 to the 8-K filed on January 29, 2016 regarding the news release announcing an unaudited loss of $588 million in fourth quarter 2015. A correction was made to the first sentence of the opening paragraph of page 1, where the word “earnings” was changed to “loss.” In addition the word "(LOSS)" was added to the line item text "NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPRATION" in Attachment 1. The same change was made in footnote 2 of Attachment 2.
Except as described above, the Registrant has made no other changes.
The press release issued to the news wire services correctly reflected the use of the word “loss” in the first sentence. It also included the addition of "(LOSS)" within the description "NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION" in Attachment 1 and footnote 2 of Attachment 2.
The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 29, 2016

CHEVRON CORPORATION

By	/s/ Jeanette L. Ourada
Jeanette L. Ourada
Vice President and Comptroller
(Principal Accounting Officer and
Duly Authorized Officer)

EXHIBIT INDEX

99.1 Press release issued January 29, 2016.